Exhibit 10.63
AMENDMENT 2010-1
TO THE
GAIN CAPITAL HOLDINGS, INC.
2006 EQUITY COMPENSATION PLAN
     WHEREAS, GAIN Capital Holdings, Inc. (the “Company”) sponsors the GAIN Capital Holdings, Inc. 2006 Equity Compensation Plan (Amended and Restated, effective December 31, 2006, and as further amended, the “Plan”) for the benefit of certain of its and its subsidiaries’ employees, advisors, consultants and directors;
     WHEREAS, the Board of Directors of the Company (the “Board”) amended the Plan on July 28, 2010 to increase the total number of shares of common stock of the Company that may be issued or transferred under the Plan by 600,000 shares, so that a total of 5,525,000 shares may be issued or transferred under the Plan and desires to make certain other changes to update and clarify the Plan; and
     WHEREAS, Section 16(a) of the Plan provides that the Board may amend the Plan at any time.
     NOW, THEREFORE, effective as of July 28, 2010, the Plan is hereby amended as follows:
1.	The first sentence of Section 3(a) of the Plan shall be deleted and replaced with the following:
     “(a) Shares Authorized. Subject to adjustment as described below, the aggregate number of shares of common stock of the Company (“Company Stock”) that may be issued or transferred under the Plan is 5,525,000 shares.”
2.	In all respects not amended, the Plan is hereby ratified and confirmed.
     IN WITNESS WHEREOF, and as evidence of the prior adoption of the Amendment 2010-1 to the Plan as set forth herein, the Board has caused this Amendment 2010-1 to be executed by the undersigned officer of the Company this 30th day of September 2010.

GAIN CAPITAL HOLDINGS, INC.
By:	/s/ Glenn Stevens
	Name:	Glenn Stevens
	Title:	Chief Executive Officer